Ex. (h)(iii)
SCHWAB CAPITAL TRUST
SCHWAB INVESTMENTS
Shareholder Servicing Plan
     WHEREAS, Schwab Capital Trust and Schwab Investments (each a “Trust” and, together, the “Trusts”) are open-end investment companies registered under the Investment Company Act of 1940, as amended (the “1940 Act”), and the Trusts desire to compensate service providers who provide the services described in Section 2 herein (the “Services”) to their clients (“Clients”) who own of record or beneficially shares of any fund of the Trusts (“Shares”) set forth in Schedule A hereto (each a “Fund” and, together, the “Funds”);
     WHEREAS, the Trustees of the Trusts have determined, in the exercise of reasonable business judgment and in light of their fiduciary duties, that there is a reasonable likelihood that the following Shareholder Servicing Plan (the “Plan”) will benefit the Funds of the Trusts and Clients who own Shares of the Funds; and
     WHEREAS, the Trustees of the Trusts adopt the Plan under which the Trusts or the principal underwriter to the Trusts (the “Distributor”), as agent for the Trusts, may make payments to service providers who provide some or all of the Services to such Clients.
     NOW THEREFORE, the Trustees of the Trusts hereby adopt this Plan.
     Section 1. The Trusts have adopted this Plan to enable the Trusts to directly or indirectly through the Distributor bear expenses relating to providing shareholder services as provided herein.
     Section 2. The Trusts may pay, and hereby appoint the Distributor as their agent to pay on their behalf, a fee in an amount up to the amounts specified in Schedule A to this Plan, with respect to the average daily net asset value of Shares owned of record or beneficially by Clients of service providers with whom the Distributor has entered into written agreements pursuant to which the service providers agree to provide services described in this Section 2. The services for which this fee may be paid include account maintenance and customer liaison services provided to Clients who own Shares of a Fund, and may also include, but are not limited to, the following shareholder services:
1. Record Maintenance. Maintaining records for each Client holding Shares of a Fund that include the following information:
a.	Number of Shares;

b.	Date, price and amount of purchases and redemptions (including dividend reinvestments) and dates and amounts of dividends paid for at least the current year to date;

c.	Name and address of the Client, including zip codes and social security numbers or taxpayer identification numbers;

d.	Records of distributions and dividend payments;

e.	Any transfers of shares; and

f.	Overall control records.
2. Shareholder Communications
a.	Providing the names and addresses of all Clients who hold shares of a Fund to a shareholder mailing agent for the purpose of mailing certain Fund-related materials (such as updated prospectuses and any supplements and amendments thereto, annual and other periodic reports, proxy or information statements, and other appropriate shareholder communications);

b.	Distributing Fund-related materials (such as updated prospectuses and any supplements and amendments thereto, annual and other periodic reports, proxy or information statements, and other appropriate shareholder communications) directly to Clients;

c.	Mailing current Fund prospectuses, statements of additional information, and annual and other periodic reports to Clients upon request and, as applicable, with confirmation statements;

d.	Mailing statements to Clients on a regular basis showing, among other things, the number of Shares of each Fund owned by the Client and the net asset value of such Fund as of a recent date;

e.	Producing and mailing to Clients confirmation statements reflecting purchases and redemptions of Shares; and

f.	Responding to Client inquiries regarding, among other things, share prices, account balances, dividend amounts and dividend payment dates, both by telephone and in writing, as appropriate.
3. Transactional Services
a.	Communicating and processing purchase, redemption and exchange orders from Clients; and

b.	Communicating mergers, splits or other reorganization activities to Clients;
4. Tax Information Returns and Reports. Preparing and filing such information, returns and reports as are required to be filed with appropriate governmental agencies for reporting (i) dividends and other distributions made; (ii) amounts withheld on dividends and other distributions and payments under applicable federal and state laws, rules and regulations; and (iii) gross proceeds of sales transactions as required.
     Section 3. This Plan shall not take effect with respect to any Fund until it has been approved together with any related agreements, by votes of the majority of both (i) the Trustees of the Trusts and (ii) the Qualified Trustees (as defined in Section 8 herein), at a meeting of the Board of Trustees.
     Section 4. This Plan shall, unless terminated as hereinafter provided, continue in effect for a period of more than one year after it takes effect, only for so long as such continuance is specifically approved at least annually in the manner provided in Section 3 herein for the approval of this Plan.
     Section 5. During the existence of this Plan, the Distributor or any person authorized to direct the disposition of monies paid or payable by the Trusts pursuant to this Plan or any related agreement shall provide to the Trustees of the Trusts, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made with respect to each Fund, and shall furnish the

Board of Trustees of the Trusts with such other information as the Board of Trustees may reasonably request in connection with payments made under the Plan.
     Section 6. This Plan may be terminated at any time, with respect to Shares of any Fund listed in Schedule A, without payment of any penalty, at any time by the vote of a majority of the Qualified Trustees as defined in Section 8 herein.
     Section 7. All agreements with any person relating to the implementation of this Plan shall be in writing, and any agreement related to this Plan shall provide (a) that such agreement may be terminated at any time, without payment of any penalty, by the vote of a majority of the Qualified Trustees (as defined in Section 8 herein), on not more than 60 days’ written notice to any other party to the agreement.
     Section 8. As used in this Plan, (a) the term “Qualified Trustees” shall mean those Trustees of a Trust who are not interested persons of the Trust, and have no direct or indirect financial interest in the operation of this Plan or any agreements related to it, and (b) the terms “assignment” and “interested person” shall have the respective meanings specified in the 1940 Act and the rules and regulations thereunder, subject to such exemptions as may be granted by the U.S. Securities and Exchange Commission.
     Section 9. This Plan shall not obligate the Trusts or any other party to enter into an agreement with any particular person.
     Section 10. This Plan may be amended at any time by the Board of Trustees, provided that any material amendment of this Plan shall be effective only upon approval in the manner provided in Section 3 herein.
     Section 11. Consistent with the limitation of shareholder and Trustee liability as set forth in the Trusts’ Declaration of Trust, any obligations assumed by a Trust, a Fund or class thereof pursuant to this Plan and any agreements related to this Plan shall be limited in all cases to the proportionate ownership of the Class of the affected Fund and its assets, and shall not constitute obligations of any shareholder of any other class of the affected Fund or Funds of the Trusts or of any Trustee.
     Section 12. If any provision of this Plan shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Plan shall not be affected thereby.
Dated: July 1, 2009

SCHWAB CAPITAL TRUST
SCHWAB INVESTMENTS
Schedule A
to the Shareholder Servicing Plan
dated July 1, 2009
Schwab Capital Trust

Fund	Shareholder Service Fee
Schwab Premier Equity Fund	An annual fee, payable monthly, of twenty-five one-hundredths of one percent (0.25%) of the Fund’s average daily net assets

Schwab Large-Cap Growth Fund	An annual fee, payable monthly, of twenty-five one-hundredths of one percent (0.25%) of the Fund’s average daily net assets

Schwab Core Equity Fund	An annual fee, payable monthly, of twenty-five one-hundredths of one percent (0.25%) of the Fund’s average daily net assets

Schwab Dividend Equity Fund	An annual fee, payable monthly, of twenty-five one-hundredths of one percent (0.25%) of the Fund’s average daily net assets

Schwab Small-Cap Equity Fund	An annual fee, payable monthly, of twenty-five one-hundredths of one percent (0.25%) of the Fund’s average daily net assets

Schwab Hedged Equity Fund	An annual fee, payable monthly, of twenty-five one-hundredths of one percent (0.25%) of the Fund’s average daily net assets

Schwab Financial Services Fund	An annual fee, payable monthly, of twenty-five one-hundredths of one percent (0.25%) of the Fund’s average daily net assets

Schwab Health Care Fund	An annual fee, payable monthly, of twenty-five one-hundredths of one percent (0.25%) of the Fund’s average daily net assets

Schwab Balanced Fund	An annual fee, payable monthly, of zero percent (0.00%) of the Fund’s average daily net assets

Schwab International Core Equity Fund	An annual fee, payable monthly, of twenty-five one-hundredths of one percent (0.25%) of the Fund’s average daily net assets

Schwab Target 2010 Fund	An annual fee, payable monthly, of zero percent (0.00%) of the Fund’s average daily net assets

Schwab Target 2015 Fund	An annual fee, payable monthly, of zero percent (0.00%) of the Fund’s average daily net assets

Schwab Target 2020 Fund	An annual fee, payable monthly, of zero percent (0.00%) of the Fund’s average daily net assets

Schwab Target 2025 Fund	An annual fee, payable monthly, of zero percent (0.00%) of the Fund’s average daily net assets

Schwab Target 2030 Fund	An annual fee, payable monthly, of zero percent (0.00%) of the Fund’s average daily net assets

Fund	Shareholder Service Fee
Schwab Target 2035 Fund	An annual fee, payable monthly, of zero percent (0.00%) of the Fund’s average daily net assets

Schwab Target 2040 Fund	An annual fee, payable monthly, of zero percent (0.00%) of the Fund’s average daily net assets

Schwab S&P 500 Index Fund	An annual fee, payable monthly, of two one-hundredths of one percent (0.02%) of the Fund’s average daily net assets

Schwab Institutional Select S&P 500 Fund	An annual fee, payable monthly, of two one-hundredths of one percent (0.02%) of the Fund’s average daily net assets

Schwab Small-Cap Index Fund	An annual fee, payable monthly, of two one-hundredths of one percent (0.02%) of the Fund’s average daily net assets

Schwab Total Stock Market Index Fund	An annual fee, payable monthly, of two one-hundredths of one percent (0.02%) of the Fund’s average daily net assets

Schwab International Index Fund	An annual fee, payable monthly, of two one-hundredths of one percent (0.02%) of the Fund’s average daily net assets

Schwab MarketTrack All Equity Portfolio	An annual fee, payable monthly, of twenty-five one-hundredths of one percent (0.25%) of the Fund’s average daily net assets

Schwab MarketTrack Growth Portfolio –Investor Shares	An annual fee, payable monthly, of twenty-five one-hundredths of one percent (0.25%) of the Fund’s average daily net assets

Schwab MarketTrack Growth Portfolio – P Shares	An annual fee, payable monthly, of ten one-hundredths of one percent (0.10%) of the Fund’s average daily net assets

Schwab MarketTrack Balanced Portfolio	An annual fee, payable monthly, of twenty-five one-hundredths of one percent (0.25%) of the Fund’s average daily net assets

Schwab MarketTrack Conservative Portfolio – Investor Shares	An annual fee, payable monthly, of twenty-five one-hundredths of one percent (0.25%) of the Fund’s average daily net assets

Schwab MarketTrack Conservative Portfolio – P Shares	An annual fee, payable monthly, of ten one-hundredths of one percent (0.10%) of the Fund’s average daily net assets

Laudus Small-Cap MarketMasters Fund – Investor Shares	An annual fee, payable monthly, of twenty-five one-hundredths of one percent (0.25%) of the Fund’s average daily net assets

Laudus Small-Cap MarketMasters Fund – Select Shares	An annual fee, payable monthly, of twenty one-hundredths of one percent (0.20%) of the Fund’s average daily net assets

Laudus International MarketMasters Fund – Investor Shares	An annual fee, payable monthly, of twenty-five one-hundredths of one percent (0.25%) of the Fund’s average daily net assets

Laudus International MarketMasters Fund – Select Shares	An annual fee, payable monthly, of twenty one-hundredths of one percent (0.20%) of the Fund’s average daily net assets

Fund	Shareholder Service Fee
Schwab Fundamental U.S. Large Company Index Fund	An annual fee, payable monthly, of ten one-hundredths of one percent (0.10%) of the Fund’s average daily net assets

Schwab Fundamental U.S. Small-Mid Company Index Fund	An annual fee, payable monthly, of ten one-hundredths of one percent (0.10%) of the Fund’s average daily net assets

Schwab Fundamental International Large Company Index Fund	An annual fee, payable monthly, of ten one-hundredths of one percent (0.10%) of the Fund’s average daily net assets

Schwab Fundamental Emerging Markets Index Fund	An annual fee, payable monthly, of ten one-hundredths of one percent (0.10%) of the Fund’s average daily net assets

Schwab Fundamental International Small-Mid Company Index Fund	An annual fee, payable monthly, of ten one-hundredths of one percent (0.10%) of the Fund’s average daily net assets

Schwab Monthly Income Fund – Moderate Payout	An annual fee, payable monthly, of zero percent (0.00%) of the Fund’s average daily net assets

Schwab Monthly Income Fund – Enhanced Payout	An annual fee, payable monthly, of zero percent (0.00%) of the Fund’s average daily net assets

Schwab Monthly Income Fund – Maximum Payout	An annual fee, payable monthly, of zero percent (0.00%) of the Fund’s average daily net assets
Schwab Investments

Fund	Shareholder Service Fee
Schwab YieldPlus Fund	An annual fee, payable monthly, of twenty-five one-hundredths of one percent (0.25%) of the Fund’s average daily net assets

Schwab Short-Term Bond Market Fund	An annual fee, payable monthly, of twenty-five one-hundredths of one percent (0.25%) of the Fund’s average daily net assets

Schwab Total Bond Market Fund	An annual fee, payable monthly, of twenty-five one-hundredths of one percent (0.25%) of the Fund’s average daily net assets

Schwab GNMA Fund	An annual fee, payable monthly, of twenty-five one-hundredths of one percent (0.25%) of the Fund’s average daily net assets

Schwab Inflation Protected Fund	An annual fee, payable monthly, of twenty-five one-hundredths of one percent (0.25%) of the Fund’s average daily net assets

Schwab Premier Income Fund	An annual fee, payable monthly, of twenty-five one-hundredths of one percent (0.25%) of the Fund’s average daily net assets

Schwab Tax-Free YieldPlus Fund	An annual fee, payable monthly, of twenty-five one-hundredths of one percent (0.25%) of the Fund’s average daily net assets

Schwab Tax-Free Bond Fund	An annual fee, payable monthly, of twenty-five one-hundredths of one percent (0.25%) of the Fund’s average daily net assets

Schwab California Tax-Free YieldPlus Fund	An annual fee, payable monthly, of twenty-five one-hundredths of one percent (0.25%) of the Fund’s average daily net assets

Fund	Shareholder Service Fee
Schwab California Tax-Free Bond Fund	An annual fee, payable monthly, of twenty-five one-hundredths of one percent (0.25%) of the Fund’s average daily net assets

Schwab 1000 Index Fund	An annual fee, payable monthly, of ten one-hundredths of one percent (0.10%) of the Fund’s average daily net assets

Schwab Global Real Estate Fund	An annual fee, payable monthly, of twenty-five one-hundredths of one percent (0.25%) of the Fund’s average daily net assets